UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

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SUIC Worldwide Holdings Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	47-2148252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

(929) 391-2550

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CHAIRMAN

Effective Dec 1, 2025, the Board of Directors (the “Board”) of the Company appointed Ms. Harriette Lo as Co-Chair and director of the firm.

Harriette Lo is one of the most influential Chinese-American leaders, renowned as an entrepreneur, community organizer, and bridge-builder between China and the U.S. With visionary business acumen and exceptional leadership, she has dedicated two decades to serving the Chinese diaspora, fostering Sino-U.S. economic collaboration, and promoting cultural exchange. She is educated at Nankai University major in Hotel Management,

She is the Founder & Chairwoman of Chinese Assistance Service Center Inc. • President of ACSI Enterprise Inc. • President of Dover Global Enterprise Inc. • President of ChainTaste Tech Inc. and several other institutions from 1993 to present. She also play Leadership Roles as: • President, Federation of Chinese American Associations USA• President, Tianjin Commerce Associates USA • Co-Founder & CEO, Holo Foundation Inc.

Ms. Lo won several awards of the followings: • "Social Contribution Award" – NYC Mayor Bill de Blasio (2017) • "Sino-U.S. Cultural Exchange Excellence" – NY State Government (2021) • Congressional Service Award – U.S. Rep. Grace Meng (2018–2021) • "Anti-Epidemic Pioneer" – Tianjin Government (2020) • "Outstanding Overseas Chinese Leader" – All-China Federation of Returned Overseas Chinese (2022) • Council Member, Tianjin Overseas Friendship Association (2023)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	SUIC Worldwide Holdings Ltd.

By:/s/ Han Wei Wang
Han Wei Wang
Chief Executive Officer